SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) July 25, 2000
                                  ----------------




                          GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------


















                                      - 1 -
ITEM 5. OTHER EVENTS

      On July 25, 2000, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), issued a press release announcing that Hughes would appeal a United States District Court jury $133 million verdict against Hughes and its DIRECTV subsidiary related to a lawsuit involving General Electric Capital Corporation. The release is as follows:


                      HUGHES WILL APPEAL LAWSUIT VERDICT

      EL SEGUNDO, Calif., July 25, 2000 -- Hughes Electronics Corporation today announced that it would appeal a United States District Court jury verdict in a breach of contract lawsuit involving a failed consumer financing program for satellite receiving systems.

      A District Court jury in Connecticut Friday returned a $133 million verdict against California-based Hughes and its DIRECTV subsidiary in a nearly 3-year-old lawsuit involving General Electric Capital Corporation of Stamford, Connecticut.

      "We are very disappointed in the verdict and do not believe that it is supported at all by the facts. We will vigorously appeal and are confident that the verdict will be overturned," said Robert M. Hall, senior vice president and General Counsel of DIRECTV Enterprises, Inc. "We are convinced that a number of issues decided before and during the trial affected our presentation to the jury and caused them to render a verdict that is not consistent with the law and the facts, and will not be upheld on appeal."

      Hughes does not believe that the litigation will ultimately have a material adverse impact on Hughes' results of operations or financial position.

      DIRECTV in 1995 retained GE Capital to establish, administer and manage a consumer-financing program for the purchase of DIRECTV satellite entertainment systems and related video equipment and services.

      The program, called EZ Approval, ran from March 1996 through August 1996. DIRECTV and Hughes had agreed to reimburse GE Capital if consumers defaulted on their loans through the program. Losses under the program were much higher than expected, and DIRECTV contends the losses were caused by GE Capital's failure to perform.

      GE Capital on Sept. 5, 1997 filed a $157 million lawsuit against DIRECTV and Hughes to recover its losses. DIRECTV filed counterclaims totaling $45 million against GE Capital alleging that GE Capital fraudulently induced DIRECTV to enter into the program agreement by misrepresenting its abilities to provide accurate credit scores for loan applicants and other services.

      Hughes Electronics is the world's leading provider of digital television entertainment, satellite services and satellite-based private business networks, and is a unit of General Motors Corporation. The earnings on Hughes are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)

Date    July 26, 2000
        -----------------

                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)












































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